UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2019

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200, San Diego, California 92130
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	NASDAQ Global Market

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 14, 2019, Quidel Corporation (the “Company” or “Quidel”) held its Annual Meeting of Stockholders at 8:30 a.m. local time at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130. The following matters were voted upon at the meeting:

Proposal No. 1

The Company’s stockholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas C. Bryant	35,410,971	225,798	2,468,534
Kenneth F. Buechler	31,403,235	4,233,534	2,468,534
Edward L. Michael	35,469,610	167,159	2,468,534
Mary Lake Polan	35,361,526	275,243	2,468,534
Jack W. Schuler	31,412,601	4,224,168	2,468,534
Charles P. Slacik	35,448,790	187,979	2,468,534
Matthew W. Strobeck	35,462,862	173,907	2,468,534
Kenneth J. Widder	30,739,784	4,896,985	2,468,534

Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registers public accounting firm for the Company’s 2019 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
37,888,986	194,637	21,680

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,474,526	146,087	16,156	2,468,534

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2019

QUIDEL CORPORATION

By:          /s/ Robert J. Bujarski
Name:         Robert J. Bujarski
Its:         SVP, Business Development & General Counsel